EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-19127, 333-19145, 333-80187, 333-42444, 333-52236, 333-77006 and 333-121074) and on Form S-3 (Nos. 333-91211, 333-152707) for Cornell Companies, Inc. of our report dated March 6, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A (Amendment No. 2).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

August 14, 2009